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                                                               BGL
                                                               EXHIBIT 10(d)


                          EXPENSE SHARING AGREEMENT





               THIS AGREEMENT, is made and entered into as of January 18, 1995 (the "Agreement"), by and between Brooke Group Ltd., a Delaware corporation ("Brooke") and New Valley Corporation, a New York corporation ("New Valley") (collectively, the "Parties").


                              R E C I T A L S :



               WHEREAS, Brooke is the sublessee of 12,356 square feet of office space, on the 32nd floor in the office building now known as International Place, located at 100 S.E. 2nd Street, Miami, Florida (the "Premises"), pursuant to that certain Sublease dated July
           27, 1992 (the "Sublease") by and between Brooke and Carnival Cruise Lines, Inc. (the "Sublessor"); and

               WHEREAS, the Sublease expires on February 28, 1999 (the "Expiration Date") and provides, among other things, for the payment of rent by Brooke, to Sublessor, in the amount of $21,716.91 per month (the "Rent") (escalating over the duration of the Sublease); and

               WHEREAS, the Sublease also requires a security deposit of $492,000.00 (the "Security Deposit"), which amount has been paid by Brooke and is currently held in an interest bearing escrow account by Sublessor (the "Security Deposit Account"); and

               WHEREAS, Brooke, in connection with its use and occupancy of the Premises, incurs ordinary and customary expenses, including but not limited to expenses for, office supplies and equipment, telephone, maintenance, insurance and taxes (collectively, the "Operating Expenses"); and

               WHEREAS, Brooke, in connection with the operation of its business and affairs, employs an in-house legal staff and various other support personnel (the "Personnel") which Personnel spend approximately fifty percent (50%) of their working day on New Valley matters; and

               WHEREAS, New Valley has relocated its principal offices to the Premises, effective January 18, 1995, and in order to achieve certain economies, desires to share in and reimburse Brooke for, the Rent, Operating Expenses and utilization of Personnel.





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               NOW THEREFORE, the Parties hereto, for good and adequate
           consideration, agree as follows:


                1. The Parties shall equally divide all Rent and Operating Expenses from the date of this Agreement through the Expiration Date.

                2. New Valley shall, via wire transfer, reimburse Brooke for $263,369.40, which sum represents fifty percent (50%) of the Security Deposit, with accrued interest, through May 26, 1995.
           From the date hereof, the Parties shall jointly own all proceeds in the Security Deposit Account and shall share in all distributions, if any, equally.

                3. Brooke shall be responsible for payment, on a current basis, of one hundred percent (100%) of the Rent, Personnel and monthly Operating Expenses.

                4. New Valley shall reimburse Brooke for fifty percent (50%) of the cost of the Rent, Personnel and monthly Operating Expenses, within one (1) day of invoice by Brooke.

                5. Brooke shall reimburse New Valley for twenty-five percent (25%) of salaries, wages and benefits of certain New Valley officers and employees performing services for Brooke, which percentage represents the estimate of time spent by New Valley personnel on Brooke matters, within one (1) day of invoice by New Valley to Brooke.

                6. New Valley has read and agrees to be bound by the terms, conditions and restrictions contained in the Sublease, (including those contained in the Master Lease, as defined in the and shall be fully and completely responsible for any and all breaches of the terms, conditions and restrictions contained therein.

                7. Both New Valley and Brooke represent and warrant that they have full authority to enter into this Agreement.

                8. This Agreement contains the entire agreement between the Parties and supersedes all previous negotiations and understandings leading thereto. This Agreement may be modified only by an agreement, in writing, signed by both parties. This Agreement shall be governed by Florida law and shall bind and inure to the benefit of the parties and their respective successors and assigns.

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               IN WITNESS WHEREOF, the undersigned have, this date, set their hands and seals




                                            BROOKE GROUP LTD.



                                            BY:
                                               -----------------------



                                            NEW VALLEY CORPORATION





                                            BY:
                                               -----------------------





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